PURCHASE AGREEMENT

         This Purchase Agreement ("Agreement") is made effective this 20th day of December, 1999 ("Effective Date") by and between Power Exploration, Inc. ("Power"), a Nevada corporation with a principal office at 5020 Collinwood, Suite 201, Fort Worth, Texas, and Benchmark Equity Group, Inc. ("Benchmark") a Delaware corporation with a principal office at 700 Gemini Road, Houston, Texas, with respect to the following:

                                    RECITALS

         WHEREAS, contemporaneous with the execution of the within Agreement, the parties hereto, together with Rife Oil Properties, Inc. ("Rife") and Jeffrey
W. Tomz ("Tomz"), have executed a Mutual Release and Compromise Settlement Agreement ("Release") the terms of which Release are incorporated herein by reference for all purposes;

         WHEREAS, pursuant to the terms of the Release the parties hereto, together with Rife and Tomz, are thereby compromising disputed issues arising between Power and Benchmark; and

         WHEREAS, as part of the consideration for the Release the parties hereto are hereby entering into the within Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Power and Benchmark agree as follows:

1. Purchase of Stock as Consideration for Release.

         Upon the terms and conditions contained herein, Power agrees to sell, and Benchmark agrees to buy, Five hundred thousand (500,000) shares of Power's common stock ("Stock" or "Shares") restricted pursuant to Rule 144 of the Securities Act of 1933 (the "Act"), in exchange for the mutual promises, covenants and agreements set forth in the Release. Power common stock has traded in over the counter trading on the electronic bulletin board at between $2.50 and $8.25 during the ninety day period ending on January 25, 2000.

2. Delivery of Stock.

         Benchmark hereby acknowledges delivery and receipt of the Stock.

3. Representation and Warranties of Benchmark:

               a. Benchmark is acquiring the Shares for its own account and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the "Act"). Benchmark acknowledges that it has been advised and is aware that (i)


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               Power  is  relying  upon  an exemption  under the Act  predicated upon Benchmark's representations and warranties contained in this Agreement, and (ii) the Shares issued to Benchmark pursuant to this Agreement will be "restricted stock" within the meaning of the rules and regulations (the "Rules") promulgated by the United States Securities and Exchange Commission ("SEC") pursuant to the Act. Unless, and until, the Shares are registered under the Act, they will be subject to limitations upon resale set forth in the Rules or in other administrative interpretations by the SEC in effect at the time of the proposed sale or other disposition.

               b. Benchmark has received all of the information i considers necessary or appropriate for determining whether to purchase the Shares. Benchmark is familiar with the business, affairs, risks and properties of Power. Benchmark has had an opportunity to ask questions of and receive answers from Power, and its officers, directors and other representatives regarding Power and the terms and conditions of the offering of the Shares. Benchmark has had the opportunity to obtain any additional information Power possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

               c. Benchmark has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder.

               d. Benchmark is relying solely upon independent consultation with its professional, legal, tax and accounting advisors and such others as Benchmark deems to be appropriate in purchasing the Shares; Benchmark has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of investing in Power.

               e. Benchmark recognizes that an investment in the securities of Power involves substantial risk and understands all of the risk factors related to the purchase of the Shares.

               f. Benchmark understands that there may be no market for the Shares.

               g. Benchmark's financial condition is such that Benchmark is under no present or contemplated future need to dispose of any portion of Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

               h. Without in any way limiting the representation set forth above, Benchmark further agrees not to make any disposition of all or any portion of the Shares unless and until:

               (1) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or


         COMPROMISE SETTLEMENT AGREEMENT AND MUTUAL RELEASE

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               (2)  Benchmark   shall  have  notified   Power  of  the  proposed
                    disposition and shall have furnished Power with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by Power, Benchmark shall have furnished Power with an opinion of counsel, reasonably satisfactory to Power and its counsel, that such disposition will not require registration under the Act.

               i. It is understood that the certificates evidencing the Shares will bear substantially the following legends:

               "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for nonpublic offerings. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to Power, to the effect that such registration and qualification are not required."

               j. Benchmark confers full authority upon Power (i) to instruct its transfer agent not to transfer any of the Shares until it has received written approval from Power and (ii) affix the legend in subparagraph (i) above to the face of the certificate or certificates representing the Shares.

               k. Benchmark understands that Power is relying upo Benchmark's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares without registering them under the Act or any law. Therefore, Benchmark agrees to indemnify Power against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement. Benchmark further understands that Power will make an appropriate notation on its transfer records of the restrictions applicable to these Shares.

4. Representations and Warranties of Power. Power represents and warrants that:

     a Power is a corporation duly organized, validly existing under the laws of the State of Nevada.



         COMPROMISE SETTLEMENT AGREEMENT AND MUTUAL RELEASE


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     b.   Power has all necessary  corporate  power and authority under the laws of Nevada and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

     c. All corporate action on the part of Power required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Power, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

5. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by Power and Benchmark in this Agreement shall survive the purchase and sale of the Shares.

6. Transfer Agent Instructions. Power's transfer agent will be instructed to issue one or more stock certificates representing the Stock set forth in
     Section 1 above, with the restrictive legend set forth in Section 3 above, in the name of Benchmark and will be advised that the Shares have been issued pursuant to Rule 144 of the Securities Act of 1933. Power further warrants that no stop transfer instructions other than instructions to issue the Shares will be given to its transfer agent and that these Shares shall be freely transferable on the books and records of Power, subject to compliance with applicable securities laws and the restrictions set forth herein.

7. Stock Delivery Instructions. Benchmark hereby acknowledges receipt of the share certificates evidencing the Stock.

8. Governing Law. This Purchase Agreement shall be governe by and interpreted in accordance with the laws of the State of Texas, without regard to its law on the conflict of laws and any dispute arising hereunder shall be brought in a court of competent jurisdiction in Tarrant County, Texas.

9.       Miscellaneous.

     A. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

          To the attention of the President at the address first indicated above for the respective entity, or any new address which the parties hereto may hereafter designate by notice. All notices shall be deemed to have been given as of the date of receipt.

         COMPROMISE SETTLEMENT AGREEMENT AND MUTUAL RELEASE

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     B.   Entire Agreement. This instrument and the Release set forth the entire agreement between the parties hereto and no prior or contemporaneous written or oral statement or agreement shall be recognized or enforced.

     C. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect. The clauses and provisions which the Court determines are void, illegal or unenforceable shall be limited so that they remain in effect to the extent permissible by law.

     D. Assignment. Neither party hereto may assign this Agreement without the express written consent of the other party. However, if the other party consents to the assignment such assignment will be binding and inure to the benefit of the assignee.

     E. Waiver of Jury Trial. To the extent permitted by law, the parties hereby irrevocably waive a jury trial in the event of litigation. The parties included this provision because of the cost and delay of a jury trial and because the parties believe that a jury trial would not be necessary to resolve any dispute or claim between them.

     F. Attorney's Fees. If either party institutes legal action or other proceedings (including, but not limited to, arbitration) to enforce or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties, the successful or prevailing party will be entitled to recover reasonable attorney's fees. Attorney's fees shall include fees for appeals, collections and other expenses incurred in such action or proceeding. Legal fees shall be awarded in addition to any other relief to which the prevailing party may be entitled.

     G. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person other than the parties hereto and their successors.

     H. Further Assurances. At any time and from time to time, after the date of this Agreement, each party hereto will execute such additional instruments and take such actions as are reasonably necessary to confirm or perfect title to the Shares or otherwise to carry out the intent and purposes of this Agreement.

     I. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right or remedy at law, or in equity, and may be enforced concurrently herewith. No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time, this Agreement may be amended by a writing signed by both parties hereto. Any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.


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     J.   Headings.  The section and  subsection  headings in this Agreement are inserted for convenience only. In the event of a conflict between a heading and the text of this Agreement, the text shall control the meaning and interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

         DATED this 20th day of December, 1999.

                  POWER EXPLORATION, INC.


                  By:   /s/Joe Bill Bennett
                      ----------------------
                  Printed Name: Joe Bill Bennett
                  Title:President

                  BENCHMARK EQUITY GROUP, INC.


                  By: /s/ Frank DeLape
                     -------------------
                  Printed Name: Frank DeLape
                  Title:   CEO

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